Exhibit 99.1

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS FIRST QUARTER RESULTS, RAISES FULL-YEAR OUTLOOK

•	Revenue increases 1 percent to $923 million, or 4 percent on a constant currency basis

•	GAAP diluted earnings per share (EPS) from continuing operations increases 79 percent to $0.25, or 70 percent to $0.39 on an adjusted basis

•	Company raises 2010 adjusted EPS outlook to $1.35 to $1.45 from $1.10 to $1.20

SAN DIEGO, Nov. 5, 2009 – CareFusion Corp. (NYSE: CFN), a leading, global medical device company created on Sept. 1 through the spinoff of Cardinal Health’s clinical and medical products businesses, today reported increases in revenue, gross margin, net income and EPS for the first quarter of its fiscal 2010 and raised its full-year adjusted EPS outlook.

“I am pleased with our strong results during the first quarter while executing the spinoff and establishing CareFusion as a public company,” said David Schlotterbeck, chairman and CEO of CareFusion. “While the hospital capital equipment markets remained challenging, we executed well, grew our top and bottom lines, and expanded margins against a very strong first quarter in the prior year. Based on our first quarter results and improved visibility to revenue and gross margin trends throughout the remainder of the year, we are raising our full-year adjusted EPS guidance to $1.35 to $1.45.”

CareFusion’s reported results are from continuing operations for the quarter ended Sept. 30, 2009 compared to the prior year quarter ended Sept. 30, 2008.

Revenue increased 1 percent to $923 million, or 4 percent on a constant currency basis, driven primarily by increased sales of ventilators, infusion pumps and perioperative dispensing systems. Operating earnings rose 30 percent to $117 million, due to favorable product mix and a 1 percent improvement in gross margins. Income from continuing operations increased 83 percent to $55 million, or $0.25 per diluted share.

Excluding one-time items, adjusted operating earnings increased 12 percent to $134 million and adjusted net income increased 71 percent to $87 million, or $0.39 per diluted share.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D), and restructuring and acquisition integration charges totaled $334 million or 36 percent of total revenue. Excluding $17 million of one-time items, adjusted operating expenses totaled $317 million, or 34 percent of total revenue. SG&A expenses on an adjusted basis of $281 million and R&D investments of $36 million or 4 percent of revenue were both even with the prior year period.

Adjusted earnings, adjusted net income, adjusted operating earnings, adjusted operating expenses and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, one-time spinoff related costs, non-recurring tax items, and discontinued operations. Adjusted net income also excludes one-time costs related to the bridge loan entered into in connection with the spinoff. A reconciliation of GAAP to non-GAAP measures is included later in this news release.

Critical Care Technologies

Revenue for the Critical Care Technologies segment, which includes the company’s Dispensing, Infusion and Respiratory businesses, totaled $617 million, even with the prior year period, or increased 2 percent on a constant currency basis. Segment profit increased 35 percent to $101 million. Adjusted segment profit increased 16 percent to $112 million, driven by gross margin improvements and savings from the March 2009 global workforce reduction program, which were partially offset by incremental operating costs from standing up as a public company.

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment, which includes the company’s Infection Prevention and Medical Specialties businesses, increased 3 percent to $306 million, or 8 percent on a constant currency basis, driven by increased sales of non-invasive surgical products, sales of ChloraPrep® skin antiseptic product and international distribution sales. Segment profit increased 7 percent to $16 million. Adjusted segment profit decreased 8 percent to $22 million, driven by incremental operating costs from standing up as a public company, which were partially offset by gross margin improvements.

Additional First Quarter and Recent Highlights

Additional first quarter and recent company highlights include:

•	Beginning trading on the New York Stock Exchange under ticker symbol “CFN” on Sept. 1 following the spinoff from Cardinal Health;

•	The S&P 500 adding CareFusion stock to its index;

•	CareFusion Pyxis® technologies earning the top ranking for customer satisfaction for the third consecutive quarter based on research by independent firm MD Buyline;

•	CareFusion MedMined™ infection surveillance services receiving the No. 1 ranking in a research report by independent firm KLAS;

•	Launching the CareFusion EnVe™ ventilator in the U.S., a 10-pound high-performance critical care ventilator with features comparable to ventilators weighing 80 to 90 pounds;

•

Commencing shipments of 3,900 CareFusion LTV 1200 ventilators for the national strategic stockpile, part of an order by the Centers for Disease Control and Prevention for 4,500 ventilators for emergency preparedness.

Fiscal 2010 Outlook

The company raised its adjusted diluted EPS outlook for fiscal 2010 to be in the range of $1.35 to $1.45, an increase over the previously provided range of $1.10 to $1.20. The guidance for fiscal 2010 is based on an assumed diluted weighted average outstanding share count of approximately 221 million.

Conference Call

CareFusion will host a conference call today at 8:30 a.m. EST to discuss earnings results for the first quarter.

The number to call from within the United States is (800) 510-9836 or + 1 (617) 614-3670 Internationally, using the pass code 54900921. A replay of the conference call will be available from 11 a.m. EST on November 5 through 11:59 p.m. EST on November 7 and can be accessed by dialing (888) 286-8010 in the United States or +1 (617) 801-6888 Internationally and using the pass code 54800850.

The Conference Call will also be webcast live through the Investor Relations section, under Calendar of Events, on CareFusion’s website at www.carefusion.com.

Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AVEA® and Pulmonetic Systems ventilation and respiratory products, ChloraPrep® for infection prevention, MedMined™ services for infection surveillance, neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

The CareFusion news release presents the non-GAAP measures “adjusted operating expense”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, operating income, net income, diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the quarters ended September 30, 2009 and 2008, which present the company’s results of operations after excluding restructuring and acquisition integration charges, one-time spinoff related costs, non-recurring tax items, and discontinued operations.

In addition CareFusion presents the non-GAAP measures “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast merger integration and restructuring costs and acquired in-process research and development costs, and other one-time costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2009.

Cautions concerning forward-looking statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; declining economic conditions could adversely affect our results of operations and financial condition; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under a consent decree with the FDA and our failure to comply with the requirements of the consent decree may have an adverse effect on our business; and we may face significant uncertainty in the industry due to government healthcare reform. The CareFusion news release and the information contained herein reflect management’s views as of November 5, 2009. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAREFUSION CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(UNAUDITED)

(in millions, except per share amounts)	Quarter Ended September 30,
	2009	2008
Revenue	$923	$915
Cost of Products Sold	472	478

Gross Margin	451	437

Selling, General and Administrative Expenses	297	280
Research and Development Expenses	36	37
Restructuring and Acquisition Integration Charges	1	30

Operating Income	117	90

Interest Expense and Other, Net	42	32

Income Before Income Taxes	75	58
Provision for Income Taxes	20	28

Income from Continuing Operations	55	30
Income from Discontinued Operations, Net of Tax	26	83

Net Income	$81	$113

Per Share Amounts: [1]

Basic Earnings per Common Share
Continuing Operations	$0.25	$0.14
Discontinued Operations	$0.12	$0.38
Basic Earnings per Common Share	$0.37	$0.51

Diluted Earnings per Common Share
Continuing Operations	$0.25	$0.14
Discontinued Operations	$0.12	$0.38
Diluted Earnings per Common Share	$0.37	$0.51

Weighted-Average Number of Shares Outstanding
Basic	220.6	220.5
Diluted	221.2	220.5

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amount presented.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

(in millions, except per common share amounts)	Quarter Ended September 30, 2009
	GAAP	Discontinued Operations [1]	One-time Items [2]	Adjusted [3]
Revenue	$923	$—	$—	$923
Cost of Products Sold	472	—	—	472

Gross Margin	451	—	—	451

Selling, General and Administrative Expenses	297	—	(16)	281
Research and Development Expenses	36	—	—	36
Restructuring and Acquisition Integration Charges	1	—	(1)	—

Operating Income	117	—	17	134

Interest Expense and Other, Net	42	—	(22)	20

Income Before Income Taxes	75	—	39	114
Provision for Income Taxes	20	—	7	27

Income from Continuing Operations	55	—	32	87
Income from Discontinued Operations, Net of Tax	26	(26)	—	—

Net Income	$81	$(26)	$32	$87

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.37	$(0.12)	$0.14	$0.39
Diluted Earnings per Common Share	$0.37	$(0.12)	$0.14	$0.39

Weighted-Average Number of Shares Outstanding:
Basic	220.6	220.6	220.6	220.6
Diluted	221.2	221.2	221.2	221.2

Effective Tax Rate	27.0%	n/a	17.9%	24.3%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the company’s audiology business.

[2]	Reflects one-time charges related to the bridge loan entered into in connection with the spinoff ($22 million), one-time items related to the spinoff ($17 million), and non-recurring tax items.
[3]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude one-time items related to restructuring charges and acquisition integration charges (and one-time spinoff related costs).

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

(in millions, except per common share amounts)	Quarter Ended September 30, 2008
	GAAP	Discontinued Operations [1]	One-time Items	Adjusted [2]
Revenue	$915	$—	$—	$915
Cost of Products Sold	478	—	—	478

Gross Margin	437	—	—	437

Selling, General and Administrative Expenses	280	—	—	280
Research and Development Expenses	37	—	—	37
Restructuring and Acquisition Integration Charges	30	—	(30)	—

Operating Income	90	—	30	120

Interest Expense and Other, Net	32	—	—	32

Income Before Income Taxes	58	—	30	88
Provision for Income Taxes	28	—	9	37

Income from Continuing Operations	30	—	21	51
Income from Discontinued Operations, Net of Tax	83	(83)	—	—

Net Income	$113	$(83)	$21	$51

Per Share Amounts: [3]
Basic Earnings per Common Share	$0.51	$(0.38)	$0.09	$0.23
Diluted Earnings per Common Share	$0.51	$(0.38)	$0.09	$0.23

Weighted-Average Number of Shares Outstanding: [4]
Basic	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5

Effective Tax Rate	48.3%	n/a	31.7%	42.1%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude one-time items related to restructuring charges and acquisition integration charges (and one-time spinoff related costs).

[3]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[4]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.